Exhibit 23.2



                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statement Nos. 33-70506, 33-89872, 333-11351 and 333-87901 of CFI ProServices, Inc. d/b/a
Concentrex Incorporated on Form S-8 of our report dated February 5, 1999 with respect to the financial statements of ULTRADATA Corporation for the year ended December 31, 1998, appearing in this Amendment No. 1 to the Form 8-K/A of CFI ProServices, Inc. d/b/a Concentrex Incorporated.


Deloitte & Touche LLP

San Jose, California
October 25, 1999